UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 15, 2025

NEW HORIZON AIRCRAFT LTD.

(Exact name of registrant as specified in its charter)

British Columbia	001-41607	98-1786743
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3187 Highway 35, Lindsay, Ontario, K9V 4R1

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (613) 866-1935

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Ordinary Share, no par value	HOVR	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50 per share	HOVRW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

As previously disclosed, on August 28, 2024, New Horizon Aircraft Ltd. (the “Company”) was notified by Nasdaq that the Company had failed to maintain a net income from continuing operations of $500,000 in the most recently completed fiscal year or in two of the last three most recently completed fiscal years required for continued listing under Nasdaq Listing Rule 5550(b)(3) (the “Net Income Standard”). The Nasdaq staff (the “Staff”) also notified the Company that it did not meet the alternative continued listing standards under Nasdaq Listing Rule 5550(b)(2) (the “Market Value of Listed Securities Standard,” which requires the market value of the Company’s listed securities be at least $35 million) or Nasdaq Listing Rule 5550(b)(1) (the “Equity Standard,” which requires the Company to maintain stockholders’ equity of at least $2.5 million) (the Net Income Standard, the Market Value of Listed Securities Standard, and the Equity Standard, collectively the “Continued Listing Standards”).

Also, as previously disclosed, the Company entered into subscription agreements (each, as amended, a “Subscription Agreement”) with Canso Investment Counsel Ltd., in its capacity as portfolio manager acting for and on behalf of certain accounts managed by it, Canso Select Opportunities Corporation, and GRIP Investments Limited (each a “Purchaser” and, collectively the “Purchasers”), pursuant to which the Purchasers purchased an aggregate of 4,166,667 Class A ordinary shares of the Company, no par value per share at a price of $0.36 per share, and an aggregate of 4,500 Series A preferred shares of the Company at a price of $1,000 per share, subject to the terms and conditions set out in the Subscription Agreements (the “Canso Financing”). The Canso Financing closed on December 19, 2024. The Company received net proceeds of approximately USD$6.0 million.

In order to show compliance with the Continued Listing Standards, the Company is furnishing the unaudited pro forma balance sheet as of November 30, 2024, giving effect to the Canso Financing and certain warrant exercises, attached hereto as Exhibit 99.1, which reflects stockholders’ equity of approximately USD$7.5 million using the November 30, 2024, USD:CAD exchange rate of 1.4010. The Company awaits Nasdaq’s confirmation that it has evidenced compliance with the Equity Standard.

Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Certain of these forward-looking statements can be identified by the use of words such as “believes,” “expects,” “intends,” “plans,” “estimates,” “assumes,” “may,” “should,” “will,” “seeks,” or other similar expressions. Many factors could cause actual future events to differ materially from the forward-looking statements in this communication, including but not limited to: the Company’s ability to regain compliance with the Continued Listing Standards or maintain compliance with other Nasdaq Listing Rules; the Company’s expectations regarding the outcome of such hearing; risks related to the substantial costs and diversion of personnel’s attention and resources due to these matters; and those other risks under “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on August 15, 2024. A delisting from Nasdaq would materially and adversely affect the Company’s ability to raise capital and its financial condition and business. Most of these factors are outside the Company’s control and are difficult to predict. The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Unaudited Pro Forma Balance Sheet, as of November 30, 2024
104	Cover Page Interactive Data File (formatted in Inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW HORIZON AIRCRAFT LTD.

Date: January 15, 2025	By:	/s/ E. Brandon Robinson
	Name:	E. Brandon Robinson
	Title:	Chief Executive Officer

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